Exhibit 99.1

CONFIRMATION AGREEMENT

This Agreement is entered into the 1st day of April, 2013, by and between Dr. Keh-Shew Lu (the “Executive Officer”) and Diodes Incorporated, a Delaware corporation (“Diodes”).

WHEREAS, Diodes on May 28, 2009, May 24, 2010, May 26, 2011 and May 21, 2012 granted the Executive Officer options (each such annual grant, an “Option Grant”) to purchase shares of Diodes’ Common Stock under the Diodes Incorporated 2001 Omnibus Equity Incentive Plan, as amended;

NOW, THEREFORE, Diodes and the Executive Officer, in consideration of their mutual promises herein, and for no other value paid by either party to the other, do hereby agree and confirm that (1) the Executive Officer will assert no claim that any Option Grant in 2009, 2010, 2011 or 2012 provided for the purchase of more than 100,000 shares of Diodes’ Common Stock, and (2) that each respective Option Grant document be deemed amended to reflect the foregoing 100,000 share limitation.

IN WITNESS WHEREOF, Diodes and the Executive Officer have executed this Confirmation Agreement as of the day and year first above written.

DIODES INCORPORATED

By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer

/s/ Dr. Keh-Shew Lu
Dr. Keh-Shew Lu